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                                                                   Exhibit 10.60

                      Exclusive Aftermarket Distributorship
                 Of PMC Products in the Republic of South Korea

From: Polar Molecular Corporation,
      Mark Nelson, President & C.E.O.
      4600 S. Ulster Street
      Denver, CO 80237
      Phone 303-221-1908
      Fax 303-221-4137

To:   Pacific Crest, L.L.C.
      14835 S.E. Tenth Place
      Bellevue, Washington 98007

Date: October 11, 2002

I.   Exclusive Territory

     Polar Molecular Corporation, a Delaware corporation ("PMC") hereby grants to Pacific Crest LLC, a Washington limited liability company (the "Distributor") the exclusive sales territory for the PMC products listed in Paragraph II below (collectively, "PMC Products") for the South Korea consumer aftermarket, including small consumer packages to be sold in stores, service stations, and other fixed locations and sales to fleets. The exclusive sales territory may be expanded from time to time by mutual agreement of the parties; provided that nothing herein shall obligate PMC to expand such sales territory.

II.  Products

     DurAlt CFC, DurAlt FC, DuraFlo, DuraSta, and DuraKleen, plus any improvements and/or modifications thereof.

III. Products Performance

     All performance and related claims made concerning PMC Products must be approved in writing by PMC.

IV.  Terms of Exclusivity

     The Distributor's exclusive sales territory is granted under the following conditions: The Distributor will purchase [*]-55 gallon drums of DurAlt(R) CFC upon execution of this


[*] = Material omitted and separately filed pursuant to confidential treatment request.

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     agreement. At a minimum, [*]-55 gallon drums must be purchased by the
     Distributor in the first 18 months after the date of this agreement (the "Interim Period").

     The minimum number of drums of DurAlt(R) CFC to be purchased on an annual basis will be increased by [*] drums per year beginning on the [*] month anniversary of the date of this agreement. The Distributor shall be required to purchase a minimum of [*] barrels of DurAlt(R) CFC during the [*] calendar months following such [*] month anniversary. Upon each annual anniversary thereafter during the term of this agreement, the minimum number of barrels to be purchased by the Distributor for the related [*] month period will increase by an additional [*] barrels. If the minimum purchase requirement for the Interim Period is not reached, but at least [*] drums were purchased, an [*] month extension of the Interim Period can be purchased for [*] to be paid to PMC ($[*] to be paid by Pacific Crest, LLC; $[*] to be paid by Everbest Products Inc.). The Distributor must purchase a minimum of [*]-55 gallon drums of DurAlt(R) CFC during the [*] month term of such extension and upon termination of such extension, the annual minimum purchase requirement will increase as provided by this Paragraph IV.

V.   Technical support

     PMC will provide reasonable technical support in written form to the Distributor. On-site technical/market support in South Korea by PMC will be provided on terms acceptable to both parties.

VI.  Product Improvements

     From time to time, PMC will offer product improvements developed by PMC for sale to the Distributor.

VII. Payment Terms

     The Distributor will also pay to PMC a $[*] deposit upon execution of this agreement, to be credited back to Pacific Crest LLC against future purchases of PMC Products after [*] drums are purchased. Two separate checks will be delivered upon execution of this agreement: (i) $[*] deposit payment to PMC and (ii) full payment for [*] drums of DurAlt(R) CFC made payable to Everbest Products, a California corporation located in Los Angeles, California, (the "Agent"). PMC has appointed the Agent as its exclusive distributor for sales to the Distributor.

VIII. Pricing

     From time to time, in its sole discretion, PMC may increase the price of PMC Products upon sixty (60) day written notice to the Distributor due to increased costs of production and other related costs.

[*] = Material omitted and separately filed pursuant to confidential treatment request.

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IX.  Term

     The term of this agreement shall be ten years commencing as of the date hereof, unless earlier terminated.

X.   Termination

     This agreement can be terminated by PMC by 30 days written notice if the Distributor fails to perform its obligations under Paragraph IV hereof (Terms of Exclusivity). This agreement can also be terminated by PMC if the Distributor markets products similar to any of the PMC Products (or improvements thereof) or infringes any trademarks, patents, trade secrets or any of the other intellectual property rights of PMC.

XI.  Assignment

     This agreement shall not be assigned by the Distributor without the prior written permission of PMC. All rights and obligations hereunder shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto.

XII. Intellectual Property

     Notwithstanding anything herein, this agreement expressly does not license or convey the intellectual property rights of either party to the other party.

XIII. Business Relationship

     The relationship of the Distributor and PMC is solely that of buyer and seller, and neither party is in any way the principal, agent or legal representative of the other. Neither party will incur any obligation of any kind, express or implied on behalf of the other.

XIV. Non-Disclosure

     Neither the Distributor nor PMC shall use commercially, or disclose to third parties without first having obtained the prior written consent of the other, any information of a confidential nature about the other party which shall include but not be limited to customers or customer lists, inventions, manufacturing processes, purchasing, accounting methods and records, marketing, merchandising, selling, patents, formulas, processes, information relating to research test results, and corporate or business structure. This paragraph shall not be construed to prevent either party to this agreement from performing all of their duties and obligations contained in any other part hereof.

XV.  Force Majeure


[*] = Material omitted and separately filed pursuant to confidential treatment request.

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     Neither party hereto shall be liable to the other for any loss or damage by reason of any failure to perform all or any part of this agreement where the same was the proximate result of any act of any sovereign nation or political subdivision thereof, revolution, riot, civil disorder, act of enemies, delay or default in transportation, strikes or labor disputes with or between labor unions, fire, flood, act of God, inability to obtain materials or services from normal sources of supply, or any other cause not within the control of such party, whether of the class of causes enumerated herein or otherwise.

XVI. Modifications

     This agreement may not be modified except by a written instrument, duly executed by the Distributor and PMC.

XVII. Governing Law

     This agreement will be governed and construed by the laws of the state of Colorado. Any disputes arising under this agreement will be resolved by binding arbitration in Denver, Colorado.

XVIII. Complete Agreement

     This agreement constitutes the entire agreement and understanding of the parties.

                            [Signature Page Follows]


[*] = Material omitted and separately filed pursuant to confidential treatment request.

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ACCEPTED BY:

Polar Molecular Corporation


/s/ Mark L. Nelson                               10-15-02
----------------------------------------        --------------------------
    Mark L. Nelson, President & C.E.O.          Date


Everbest Products


/s/ Leonard Graziani                             10-15-02
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    Leonard Graziani                            Date


Pacific Crest LLC


/s/ Wayne Peck                                   10-15-02
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    Wayne Peck                                  Date

[*] = Material omitted and separately filed pursuant to confidential treatment request.